UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e)	Letter Agreement with Adrienne Lazarus

On April 10, 2007, AnnTaylor Stores Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Adrienne Lazarus, President of the AnnTaylor Stores division of the Company. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Agreement, if the Company terminates her employment (other than for “Cause”), Ms. Lazarus is entitled to receive Separation Payments equal to her annual base salary in effect at the time of termination of her employment plus her targeted annual cash bonus, payable in 12 substantially equal monthly installments. The Separation Payments are contingent upon Ms. Lazarus executing a general waiver and release of claims against the Company. In addition, Ms. Lazarus is subject to non-solicitation, non-compete and confidentiality obligations under the Agreement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Agreement between AnnTaylor Stores Corporation and Adrienne Lazarus, dated as of April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: April 13, 2007		Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement between AnnTaylor Stores Corporation and Adrienne Lazarus dated as of April 10, 2007.